Exhibit 10.11

SHARE TRANSFER AGREEMENT

THIS AGREEMENT made effective as of May 25, 2025.

B E T W E E N:

NEXTGEN EXCHANGE GROUP INC., a company incorporated under the laws of the Cayman Islands
(hereinafter referred to as the “Vendor”)

OF THE FIRST PART;

- and -

DEEPGREENX GROUP INC., a corporation incorporated under the Canada Business Corporations Act
(hereinafter referred to as the “Purchaser” and together with the Vendor, the “Parties”)

OF THE SECOND PART;

WHEREAS the Vendor is the sole registered and beneficial owner of 1,000,000 common shares (the “Transferred Shares”) in the capital of DeepGreenX Group Inc., a company incorporated under the laws of Korea (hereinafter referred to as “DeepGreenX Korea”), being all of the issued and outstanding common shares in the capital of DeepGreenX Korea;

AND WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase the Transferred Shares;

AND WHEREAS the Parties intend that the consideration for the sale of the Transferred will be 400,000,000 common shares of Purchaser;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained it is agreed by and among the Parties hereto as follows:

1.	Purchase and Sale

Subject to the terms and provisions hereof, the Purchaser hereby purchases from the Vendor, and the Vendor hereby sells, transfers, assigns and conveys to the Purchaser, the Transferred Shares.

2.	Purchase Price

The purchase price for the Transferred Shares (the “Purchase Price”) shall be paid and satisfied solely by the issuance by the Purchaser to the Vendor of 400,000,000 common shares of the Purchaser (the “Consideration Shares”). The parties acknowledge and agree that this exchange reflects their agreed-upon relative ownership interests in the combined entity as of the date hereof. No specific dollar valuation is being stated or implied by this agreement, and any valuation, if required, shall be determined separately for regulatory, financial reporting, or tax purposes. The Vendor hereby acknowledges receipt of the Consideration Shares as payment in full of the Purchase Price.

3.	Stated Capital

In accordance with subsection 26(3) of the Canada Business Corporations Act, the amount to be added to the stated capital account maintained by the Purchaser for the Consideration Shares shall be based on the fair market value of the consideration received by the Corporation, as determined by the board of directors. The board intends to base this determination on the conclusions of an independent third-party valuation, subject to any adjustments the board may consider appropriate in the circumstances.

4.	Vendor’s Representations and Warranties

The Vendor represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the purchase by the Purchaser of the Transferred Shares, that, on the date hereof:

(a)	the Vendor is resident in the Cayman Islands and intends that applicable securities legislation in Canada (including the Securities Act (Ontario), to the extent applicable, and all rules, instruments, policies, notices, published policy statements and blanket orders thereunder or issued by one or more of the Canadian securities regulatory authorities, do and shall govern the purchase of the Transferred Shares, is not aware of any reason why the securities laws of Canada would not govern such purchase, and that the Cayman Islands address of the resident was not created and is not used solely for the purpose of purchasing the Transferred Shares;

(b)	the Vendor is a non-resident of Canada for the purposes of the Income Tax Act (Canada) (the “ITA”) and the Transferred Shares are not “taxable Canadian property” as defined in the ITA;

(c)	the execution and delivery by the Vendor of, and the performance of its obligations under, this Agreement and the completion by the Vendor of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents of the Vendor;

(d)	this Agreement has been duly authorized, executed and delivered by the Vendor and is a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the rights of creditors and the availability of equitable or civil law remedies and proceedings such as specific performance and injunction which are only available in the discretion of the court from which they are sought;

(e)	the Vendor has good and valid title to the Transferred Shares, free and clear of all encumbrances whatsoever, and is exclusively entitled to possess and dispose of the Transferred Shares;

(f)	the Transferred Shares are not pledged as security or subject to any limitation or encumbrance on ownership or right to transfer;

(g)	the Vendor confirms that (i) it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the sale of the Transferred Shares hereunder, and (ii) acknowledges and agrees that it is solely responsible for obtaining such tax, investment, legal and other professional advice as it considers appropriate in connection with the sale of the Transferred Shares hereunder, has not relied upon DeepGreen Korea or any of its legal, financial, tax or other professional advisors in this regard and has had the opportunity to consult with its own investment advisors, legal counsel and tax and other professional advisers; and

(h)	the Vendor has filed or caused to be filed, or will file, with the appropriate governmental authorities all foreign exchange filings and reports (“FX Filings”) required to be filed by the Vendor in connection with the Transferred Shares under the laws of Korea, and all such filings are true, correct and complete in all respects.

5.	Survival of Representations and Warranties

The representations and warranties of the Vendor contained in this Agreement shall survive the execution of this Agreement and the closing of the transactions contemplated hereby and continue in full force and effect for the benefit of the Purchaser for a period of two years from the date hereof.

6.	Closing

The closing of the transactions contemplated hereby shall occur on the date of this Agreement or such other date as the Parties may agree in writing. At or promptly following the closing, the Parties shall take the following actions:

(a)	the Vendor shall deliver, or cause to be delivered, to the Purchaser:

(i)	a certified copy of the resolutions adopted by the Vendor’s board of directors or other internal authorization documents approving the execution and performance of this Agreement and consummation of the transaction contemplated hereby;

(ii)	(x) the share certificates representing the Transferred Shares or (y) a certificate of non-issuance of share certificates and notice of transfer of Transferred Shares to Purchaser, issued by DeepGreenX Korea;

(iii)	a copy of the shareholder’s registry of DeepGreenX Korea representing that Purchaser is a shareholder of the Transferred Shares; and

(iv)	a receipt acknowledging Vendor’s receipt of the Consideration Shares.

(b)	the Purchaser shall deliver, or cause to be delivered, to Vendor:

(i)	a certified copy of the resolutions adopted by Purchaser’s board of directors approving the execution and performance of this Agreement and consummation of the transaction contemplated hereby; and

(ii)	a receipt acknowledging Purchaser’s receipt of the Transferred Shares.

(c)	The failure by either Party to deliver any document listed in Section 6(a) or 6(b) at closing shall not affect the effectiveness of the transfer of the Transferred Shares under Section 1. Each Party shall use commercially reasonable efforts to deliver any such outstanding document as soon as reasonably practicable following the closing.

7.	Further Assurances

For the avoidance of doubt, this Agreement is intended to and shall operate as a transfer and assignment to the Purchaser of the Transferred Shares as and from the date hereof and the Purchaser shall from the date hereof be deemed to be the owner of the Transferred Shares.

The Vendor hereby declares that as to any of the Transferred Shares the title to which may not have passed to the Purchaser by virtue of this Agreement or of any transfer or assignment which may be executed and delivered pursuant to the provisions hereof on the date hereof or from time to time thereafter, the Vendor will hold such Transferred Shares as agent for the Purchaser to transfer and assign the same as the Purchaser may from time to time direct.

The Vendor hereby constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney of the Vendor for and in the name of or otherwise on behalf of the Vendor with full power of substitution to do and execute all deeds, matters and things whatsoever necessary for the assignment, transfer and/or conveyance of any interest in the Transferred Shares to the Purchaser, its successors and assigns. The Vendor covenants with the Purchaser that the Vendor shall from time to time and at all times hereafter at the request and at the cost of the Purchaser execute and deliver to the Purchaser all such documents and will do such other acts and things as may be necessary or desirable to vest the Transferred Shares fully in the Purchaser.

The Vendor covenants with the Purchaser that the Vendor shall from time to time and at all times hereafter at the request of the Purchaser execute and deliver to the Purchaser all such documents and will do such other acts and things as may be necessary or desirable in connection with the Purchaser’s filing of all applicable FX Filings required to be filed by the Purchaser in connection with the Transferred Shares under the laws of Korea.

Each party shall from time to time execute or procure such documents and other assurances as may be reasonable or advisable to give effect to the provisions of this Agreement.

8.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings between the Parties with respect thereto. There are no representations, warranties, undertakings or agreements between the Parties hereto with respect to the subject matter of this Agreement except as set forth herein and this Agreement may not be amended or modified in any respect except by written instrument signed by the Parties.

9.	Amendments, Waiver, etc.

No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the Parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

10.	Governing Law

This Agreement shall be governed by, construed and enforced in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

11.	Benefit of this Agreement

This Agreement shall enure to the benefit of and be binding upon the respective successors of the Parties hereto but shall not be assignable without the prior written consent of the other party.

12.	Counterparts

This Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement. Further, this Agreement may be signed or executed electronically and such signing or execution shall have the same effect as the signing or execution of the original.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

DEEPGREENX GROUP INC.

/s/ Barclay Knapp
Name:	Barclay Knapp
Title:	CEO

NEXTGEN EXCHANGE GROUP INC.

/s/ Kevin Wu
Name:	Kevin Wu
Title:	Authorized Person

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